POWER OF ATTORNEY

Know all by these presents, that the
undersigned hereby makes, constitutes
and appoints each of Stephanie Zapata Moore, Carrie Lee Kirby, Yuki Whitmire,
Daniela Gutierrez and Katherine Reilly,
or either of them acting individually, and each of their successors in office and designees, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

prepare, execute in the undersigned's
name and on the undersigned's behalf,
and submit to the U.S. Securities and
Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), Rule 144 under the
Securities Act of 1933 ("Rule 144"), or any rule or regulation of the SEC;

serve as an account administrator for the undersigned's account in the SEC's enhanced
Electronic Data Gathering, Analysis, and
Retrieval system ("EDGAR Next"), which
includes, among other things, the power to:
(i) appoint and remove account administrators, users, technical administrators and delegated entities; (ii) submit, or cause a person or entity so appointed to submit, filings through the EDGAR Next system on behalf of the undersigned;
(iii) manage the undersigned's EDGAR access codes; and (iv) modify and annually confirm the information in the undersigned's EDGAR Next account, and delegate authority to Vistra Corp., a Delaware corporation (the "Company"), or cause the Company to accept a delegation of authority, as a delegated entity for the undersigned's
EDGAR Next account;

execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4, and 5, and Forms 144, each including amendments thereto, in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules and regulations thereunder and Rule 144, respectively;

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144.


This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein at a later date.


IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be
executed as of this 31st day of July, 2025.


/s/Kristopher E. Moldovan/
Signature

Kristopher E. Moldovan
Print Name